Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of December 30, 2019 (this “Amendment”) to the Loan and Security Agreement dated as of August 17, 2016 (as amended by the First Amendment dated as of December 12, 2016, the Second Amendment dated as of November 13, 2017 (including the Allonge dated November 13, 2017 pursuant thereto to the Revolving Note and the Term Note), the Third Amendment dated as of January 16, 2018, the Fourth Amendment dated as of April 27, 2018, the Fifth Amendment dated as of November 14, 2018 and a Joinder Agreement dated as of November 20, 2018, the Sixth Amendment dated as of November 6, 2019 and as it may be further amended, restated, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”), is by and among Creative Realities, Inc., a Minnesota corporation (“CRI”), Creative Realities, LLC, a Delaware limited liability company (“CRLLC”), Conexus World Global, LLC, a Kentucky limited liability company (“Conexus”), and Allure Global Solutions, Inc. a Georgia corporation (“Allure” and collectively referred to together with CRI, CRLLC and Conexus as the “Borrower”), and Slipstream Communications, LLC, an Anguillan limited liability company (the “Lender”). All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

WHEREAS, Borrower, Broadcast International, Inc., a Utah corporation (“BII”), and the Lender are parties to the Loan Agreement, pursuant to which, inter alia, as of the date hereof and immediately prior to the effectiveness of this Amendment, the outstanding principal amount of the Term Loan is $3,000,000, the outstanding principal amount of the Revolving Loan is $1,000,000 and the outstanding principal amount of the Disbursed Escrow Loan is $264,000;

WHEREAS, CRI has advised the Lender that BII has been dissolved; and

WHEREAS, Borrower has requested that the Lender make a special loan (the “Special Loan”) to Borrower and, upon the terms and subject to the conditions set forth in this Amendment, the Lender is willing to make the Special Loan.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Lender, intending to be legally bound, hereby agree as follows:

1.	Amendments. The Loan Agreement is hereby amended as follows:

a)	Section 1.1(b) is amended and restated so that as amended and restated it reads in its entirety as follows:

“Upon the request of Borrower made upon the terms and subject to the conditions of this Agreement, the Lender may, in its sole and complete discretion, but without any obligation to do so, provide additional Advances to Borrower in the form of Revolving Loans or Special Loans, as the case may be, in an aggregate principal amount outstanding at any time of up to the Revolving Loan Limit or the Special Loan Limit, as the case may be. The Revolving Loans and the Special Loans are to be evidenced by, and are repayable in accordance with the terms of, the Revolving Note or the Special Loan Note, as the case may be, and this Agreement. Each Revolving Loan will have a maturity date as specified on the schedule attached to the Revolving Note with respect to such Revolving Loan (or if no date is specified then on the Maturity Date), but in no event will the maturity date of any Revolving Loan extend past the Maturity Date and, notwithstanding anything to the contrary, any Revolving Loan outstanding on the Maturity Date shall immediately become due and payable in full without demand, notice or any other action. Each Special Loan will have a maturity date of the Special Loan Maturity Date and, notwithstanding anything to the contrary, any Special Loan outstanding on the Special Loan Maturity Date shall immediately become due and payable in full without demand, notice or any other action. No Special Loan which is paid or prepaid may be reborrowed.”;

b)	(Section 2(c) is amended by inserting after the words “Revolving Loan” in all places where they appear therein “or a Special Loan” and inserting after the words “Revolving Note” the phrase “or the Special Loan Note, as the case may be,” and inserting after the words “the Revolving Loan Limit” the words “the Special Loan Limit” “;

c)	Section 1.4(b) is hereby amended and restated so that as so amended and restated it reads in its entirety as follows:

“(i) Interest shall accrue on the principal balance of each of the Loans and shall be paid on a monthly basis in each case as specified in the respective Note, (ii) all then-accrued but unpaid interest shall be paid on the Maturity Date with respect to the Revolving Note and the Term Note, and on the Disbursed Escrow Maturity Date with respect to the Disbursed Escrow Note, and on the Special Loan Maturity Date in the case of the Special Loan Note and (iii) if any interest accrues or remains payable after the Termination Date, interest shall be paid upon demand made by Lender.”;

d)	Section 1.4 (c) is hereby amended and restated so that as so amended and restated it reads in its entirety as follows:

“Effective upon the occurrence of an Event of Default and so long as the same shall be continuing, the Loan Rate shall automatically be increased by six percentage points per annum (6.0%) (such increased rate, the “Default Rate”). The portion of interest which is the Default Rate shall be payable in cash. In the event that the Loan Rate or the Default Rate exceeds the highest rate of interest permissible under applicable law, then the Loan Rate and/or the Default Rate shall be the maximum amount as allowed by applicable law.”;

e)	Section 1.5 is hereby amended by inserting immediately after the phrase “and third to the Disbursed Escrow Loan” the phrase “and fourth to the Special Loan”;

f)	A new Section 1.7 is added, which section shall read in its entirety as follows:

“’Conversion to New Preferred Stock’ “Upon the earlier to occur of an Event of Default and October 1, 2020, if any of the principal amount of the Special Loan is then outstanding, the principal and accrued but unpaid interest of the Special Loan and the outstanding SLPIK shall be automatically converted into shares of a new series of Senior Convertible Preferred Stock of CRI (the “New Preferred”) having an Appraised Value equal to three times the then outstanding principal amount and accrued but unpaid interest of the Special Loan and the outstanding SLPIK and having the following terms and conditions, as reasonably determined by CRI and the Lender: (i) the New Preferred shall be the most senior equity security of CRI, including with respect to the payment of dividends and other distributions; (ii) except as set forth in this Section 1.7 shall be on substantially the same terms and conditions as CRI’s Series A-1 6% Convertible Preferred Stock as set forth in its Certificate of Designation immediately before the same was cancelled pursuant to a Certificate of Cancellation dated as of March 13, 2019; (iii) shall not be subject to a right of redemption upon the part of a holder thereof; (iv) shall accrue and pay quarterly dividends at the rate of twelve percent (12%) per annum which shall be payable in cash; (iv) the Stated Value shall be an amount as mutually agreed by CRI and the Lender at the time of issuance; (v) the Conversion Price shall be an amount equal to 80% of the average for the 30-day period ending two days prior to the required conversion date of the daily average of the range of CRI’s common stock (calculated pursuant to information on The Wall Street Journal Online Edition), subject to appropriate adjustments; and (vi) neither section 6(e) of the Series A-1 Certificate of Designation nor any similar provision shall apply to the New Preferred. For purposes hereof “Appraised Value” shall mean the value of the New Preferred determined by an independent investment bank of national standing mutually agreed upon by CRI and the Lender, or if they cannot so agree then they shall each select such an investment bank and those banks shall select a third such bank to determine the Appraised Value. On or prior to the date of the first required issuance of any New Preferred Stock, CRI and the Lender shall have entered into a Registration Rights Agreement with respect to the Common Stock issued and issuable upon the conversion of the New Preferred on terms mutually agreeable to said parties. Nothing in this Section 1.7 shall affect the Special Loan or any of the terms thereof.”

g)	The second sentence of Section 3.3 is hereby amended by inserting immediately after the phrase “As of the Closing Date, each Loan Document (other than the First Amendment, as to which as of the First Amendment Effective Date and other than the Second Amendment, as to which as of the Second Amendment Effective Date and other than the Third Amendment, as to which as of the Third Amendment Effective Date, and other than the Fourth Amendment, as to which as of the Fourth Amendment Date, and other than the Fifth Amendment, as to which as of the Fifth Amendment Effective Date, and other than the Joinder, as to which as of November 20, 2018 and other than the Sixth Amendment, as to which as of the Sixth Amendment Effective Date” and immediately before the closing of the parenthetical therein, the phrase “and other than the Seventh Amendment, as to which as of the Seventh Amendment Effective Date”;

h)	Schedule A is hereby amended by adding the following definitions, in appropriate alphabetical order:

i)	“’Seventh Amendment’ means the Seventh Amendment to Loan and Security Agreement dated as of December 30, 2019, among Borrower and the Lender.”;

ii)	“’Seventh Amendment Effective Date” shall have the meaning specified therefor in Section 3 of the Seventh Amendment.”;

iii)	“’SLPIK’ shall have the meaning set forth in the definition of Loan Rate.”;

iv)	“’Special Loan’ means the loan in the amount specified in and evidenced by the Special Loan Note and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications, replacements or substitutions therefor or thereof.

v)	“’Special Loan Advance’ means each advance of the Special Loan made or deemed made pursuant to this Agreement, which advances cannot exceed in the aggregate principal amount outstanding at any time the Special Loan Limit.”;

vi)	“’Special Loan Limit’ means $2,500,000.”;

vii)	“’Special Loan Maturity Date’ means June 30, 2021.”; and

viii)	“’Special Loan Note’ means the Secured Special Loan Promissory Note dated as of the date of the Seventh Amendment in the form of Exhibit A hereto.”.
i)	Schedule A is hereby amended by:

i)	amending the definition of Loan Documents by inserting immediately after the phrase “and from and after the Sixth Amendment Effective Date, the Sixth Amendment” the phrase “and from and after the Seventh Amendment Effective Date, the Seventh Amendment and the Special Loan Note”;

ii)	Amending the defined term “Obligations” by (A) inserting immediately after the words “the Disbursed Escrow Note” in both places where they appear the words “or the Special Loan Note” and (B) inserting after the phrase “the Term Loan” in both places where it appears, the phrase “or the Revolving Loan, or after the Disbursed Escrow Maturity Date with respect to the Disbursed Escrow Loan, or after the Special Loan Maturity Date with respect to the Special Loan, as the case may be”; and

iii)	amending and restating the following definitions so in each case as so amended and restated they read in their respective entireties as follows:

(A)	“’Advance’ means the Revolving Advances, the Term Loan Advance, each Disbursed Escrow Advance and the Special Loan Advance.”;

(B)	“’Loan Rate’ means, with respect to the Term Loan and the Revolving Loan, eight percent (8.0%) per annum; provided however at all times when the aggregate outstanding principal amount of the Term Loan and the Revolving Loan exceeds $4,100,000 then the Loan Rate shall be ten percent (10%), of which eight percent (8%) shall be payable in cash and two percent (2%) shall be paid by the issuance of and treated as additional principal of the Term Loan (the “PIK”); provided, further, however, that the Loan Rate with respect to the Disbursed Escrow Loan shall be zero percent (0%); and provided, further, however, that the Loan Rate with respect to the Special Loan shall be eight percent (8%) of which six percent (6%) shall be payable in cash and two percent (2%) shall be paid by the issuance of and treated as additional principal of the Special Loan (the “SLPIK”).”;

(C)	“’Loans’ means the Revolving Loan, the Term Loan, the Disbursed Escrow Loan and the Special Loan.”; and

(D)	“’Notes’ means the Revolving Note, the Term Note, the Disbursed Escrow Note and the Special Loan Note.”.

2.	Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

a)	Representations and Warranties; No Event of Default. The representations and warranties herein, in Article 3 of the Loan Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of Borrower to the Lender pursuant to this Amendment, the Loan Agreement or any other Loan Document on or prior to the Seventh Amendment Effective Date (as defined below) are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Seventh Amendment Effective Date as though made on and as of such date (unless such representations or warranties (after taking into account this Amendment) are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification), and no Default or Event of Default has occurred and is continuing as of the Seventh Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

b)	Authorization, Etc. The execution, delivery and performance by Borrower of this Amendment and the other Loan Documents being executed concurrently herewith, and the performance of the Loan Agreement, as amended hereby, and the other Loan Documents, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of the governing documents of any Borrower or any applicable Requirement of Law, (iii) do not and will not contravene any Contractual Obligation binding on or otherwise affecting any Borrower or any of its properties (except for those the conflict with which could not reasonably be expected to result in a Material Adverse Effect), (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any properties of any Borrower, and (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in each case to the extent that such default, noncompliance, contravention, suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to result in a Material Adverse Effect.

c)	Enforceability of Loan Documents. This Amendment, the Loan Agreement as amended by this Amendment, and each other Loan Document to which any Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity.

3.	Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Lender and its counsel, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being herein called the “Seventh Amendment Effective Date”):

a)	Representations and Warranties. The representations and warranties contained in this Amendment and in Article 3 of the Loan Agreement and in each other Loan Document, certificate or other document delivered to Lender pursuant to this Amendment, the Loan Agreement or any other Loan Document on or prior to the Seventh Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof (which representations and warranties shall be true and correct in all respects subject to such qualification), on and as of the Seventh Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty (after taking into account this Amendment) expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

b)	No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Seventh Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

c)	Delivery of Documents. The Lender shall have received on or before the Seventh Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Seventh Amendment Effective Date:

i)	this Amendment, duly executed by each Borrower;

ii)	the Special Loan Note, duly executed by each Borrower;

iii)	an acknowledgement and agreement by each Borrower for the Lender to make a payment directly to Lender’s counsel for Lender’s legal fees and expenses and such payment to constitute part of the Special Loan; and

iv)	a certificate of an authorized officer of each Borrower, certifying as to the matters set forth in subsections (a) and (b) of this Section 3.

4.	Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Borrower hereby (i) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Seventh Amendment Effective Date all references in any such Loan Document to “the Loan Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or Lien on, any Collateral as security for the Obligations of any Borrower from time to time existing in respect of the Loan Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of any Borrower, other than as expressly provided herein, including, without limitation, the Borrower’s obligations to repay the Loans in accordance with the terms of the Loan Agreement, or the obligations of any Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

5.	Release. (a) Each Borrower hereby acknowledges and agrees that: (i) no Borrower has any claim or cause of action against the Lender (or any of its Affiliates or its or their officers, directors, employees, managers, members, partner, shareholders, attorneys or consultants) in connection with the Loan Documents and (ii) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrower under the Loan Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Lender wishes (and Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Lender’s rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and each other Borrower and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Lender and each of its Affiliates and its and their managers, members, partners, officers, directors, employees, shareholders attorneys and consultants in their capacities as or for the Lender (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Loans or other Advances, or the management of such Loans or Advances or the Collateral, in each case, solely to the extent arising from any act, omission or thing whatsoever done or omitted to be done on or prior to the Seventh Amendment Effective Date.

6.	Miscellaneous.

a)	Borrower will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Lender, including, without limitation, fees, costs and expenses of the Office of Andrew Ross, counsel to the Lender, in connection with the structuring, preparation, negotiation, execution and delivery of this Amendment, the Special Loan Note and the transactions and all documents contemplated herein and therein, and related transactions, and all documents with respect thereto.

b)	Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

c)	Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) any Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

d)	All representations, warranties, acknowledgements, agreements and other covenants of the Borrowers in this Amendment are made on a joint and several basis and are made by each Borrower with respect to itself and all other Borrowers.

e)	Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7.	Covenant by Borrower. Borrower covenants and agrees that at any time upon the request of Lender, Borrower will cause Wireless Ronin Technologies, Corp., a Canadian company and subsidiary of CRI to become a party to the Agreement.

8.	Counterparts. This Amendment may be entered into in any number of separate counterparts by any one or more of the parties hereto, and all of said counterparts taken together shall constitute one and the same instrument. Valid and binding signatures to this Amendment may be delivered in original ink, by facsimile or by email or other means of electronic transmission.

9.	Governing Law. This Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

10.	Submission To Jurisdiction; Waiver Of Jury Trial.

a)	BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND THE LENDER PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

b)	THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

	BORROWER:	LENDER:

	CREATIVE REALITIES, INC.	SLIPSTREAM COMMUNICATIONS, LLC
CREATIVE REALITIES, LLC
CONEXUS WORLD GLOBAL, LLC
ALLURE GLOBAL SOLUTIONS, INC.
		By:	/s/ Brian Friedman
		Name:	Brian Friedman
By:	/s/ Rick Mills	Title:	General Counsel & Secretary
Rick Mills, Chief Executive Officer

	Address for Notice (for all Borrowers):	Address for Notice:
Creative Realities, Inc.
Attention: Chief Financial Officer
22 Audrey Place
Fairfield, NJ 07004

Exhibit A

Form of Secured Special Loan Note